UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2014

Idera Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-31918	04-3072298
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

167 Sidney Street Cambridge, Massachusetts	02139
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 679-5500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

In the first half of 2014, Idera Pharmaceuticals, Inc. (the “Company”) significantly expanded its management team. As a result of related changes in authority and responsibility and changes in the Company’s reporting structure, effective June 10, 2014, Dr. Timothy M. Sullivan, the Company’s Vice President, Development Programs and Alliance Management, and Dr. Robert D. Arbeit, the Company’s Vice President, Clinical Development, who will continue to serve in those positions, are no longer Section 16 officers or executive officers of the Company and will no longer be identified as named executive officers in its filings with the Securities and Exchange Commission (the “SEC”).

The disclosure in Item 5.07 of this Current Report on Form 8-K is incorporated herein by reference.

(e)

At the Company’s 2014 annual meeting of stockholders held on June 9, 2014 (the “Annual Meeting”), the Company’s stockholders approved an amendment to the Company’s 2013 Stock Incentive Plan (the “2013 Plan”) to increase the number of shares authorized for issuance thereunder by 6,000,000 shares from (i) an aggregate of 4,224,460 shares of Common Stock plus such additional number of shares of Common Stock (up to 5,720,540 shares) as is equal to the number of shares of Common Stock subject to awards granted under the Company’s 2008 Stock Incentive Plan (the “2008 Plan”) which awards expire, terminate or are otherwise surrendered, canceled, forfeited or repurchased by the Company at their original issuance price pursuant to a contractual repurchase right (such additional shares being referred to as the “2008 Plan Potential Rollover Shares”), to (ii) an aggregate of 10,224,460 shares of Common Stock plus the 2008 Plan Potential Rollover Shares. This amendment to the 2013 Plan had previously been approved by the Company’s Board of Directors subject to stockholder approval.

The provisions of the 2013 Plan are described in the Company’s definitive proxy statement on Schedule 14A filed with the SEC on April 30, 2014 under “Proposal Three — Amendment of 2013 Stock Incentive Plan.” Such description of the 2013 Plan is qualified in its entirety by reference to the complete text of the 2013 Plan, as amended, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the Company’s stockholders voted in the following manner with respect to the following proposals:

1. The following nominees were elected to the Company’s Board of Directors as Class I directors for terms expiring at the 2017 annual meeting of stockholders.

	For	Withheld	Broker Non- Votes
Dr. Kelvin M. Neu	32,052,811	346,139	25,474,836
Mr. William S. Reardon	31,930,402	468,548	25,474,836

The terms of the following directors continued after the Annual Meeting:

Sudhir Agrawal, D. Phil
Julian C. Baker
Youssef El Zein
James A. Geraghty
Mark Goldberg, M.D.
Robert W. Karr, M.D.
Malcolm MacCoss, Ph.D.
Eve E. Slater, M.D.

As previously disclosed, C. Keith Hartley and Abdul-Wahab Umari did not stand for re-election at the Annual Meeting. Mr. Umari delivered a written resignation to the Company on June 9, 2014 confirming that he no longer serves as a director.

2. A non-binding, advisory proposal on the compensation of the Company’s named executive officers was approved.

For:	31,425,269
Against:	831,867
Abstain:	141,814
Broker Non-Votes:	25,474,836

3. The amendment to the Company’s 2013 Plan was approved.

For:	28,270,654
Against:	3,907,084
Abstain:	221,212
Broker Non-Votes:	25,474,836

4. The appointment of Ernst & Young LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2014 was ratified.

For:	57,070,815
Against:	408,799
Abstain:	392,801
Broker Non-Votes:	1,371

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

See attached Exhibit Index.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Idera Pharmaceuticals, Inc.

Date: June 13, 2014	By:	/s/ Louis J. Arcudi, III
Louis J. Arcudi, III Senior Vice President of Operations, Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	2013 Stock Incentive Plan, as amended